Exhibit (n)(i) under Form N-1A
                                             Exhibit (10) under Item 601/Reg.S-K





                                       K-1
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                             Class K Shares Exhibit
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                                       To
                               Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class K Shares will consist of:

(i) sales by financial intermediaries to retirement plans in consideration of payments financed by a Rule 12b-1 Plan, with shareholder services provided by the retirement plan recordkeepers; and

(ii) additionally, with respect to the Federated Kaufmann Fund, (a) the issuance of Class K Shares as provided in the Plan of Reorganization between the
     Federated-Kaufmann Fund and the Kaufmann Fund, and (b) additional investments by former Kaufmann Fund shareholders and related persons with respect to the other funds listed in this exhibit, sales by financial intermediaries.

The principal underwriter, Federated Securities Corp. and financial intermediaries through which shareholders acquire or hold Class K Shares may receive a shareholder service fee and may also receive additional payments for distribution and administrative services under a Rule 12b-1 Plan. In connection with this arrangement, Class K Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Class K Shares

Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Redemption Fee         As set forth in the attached Schedule.
Shareholder Service    As set forth in the attached Schedule
Fee
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Class K Shares as described in Section 3 of the Multiple Class Plan


2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class K Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None

Exchange Rights:   With respect to the Kaufmann Fund, Class K Shares may
                   be exchanged for Class A Shares or Class K Shares of any other Fund. With respect to the other funds, Class K Shares may be exchanged for Class K Shares, including the Kaufmann Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


3.    REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class K Shares shall be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to Class K Shares redeemed or exchange by employer sponsored retirement plans.


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                                Schedule of Funds
                             Offering class K Shares
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The Funds set forth on this  Schedule each offer Class K Shares on the terms set forth in the Class K Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.


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 Multiple Class Company         Series        12b-1  Shareholder Redemption
                                               Plan   Services       Fee
                                                         Fee
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Federated American                            0.50%     None        None
Leaders Fund, Inc.
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Federated Equity Funds   Federated-Kaufmann   0.50%     0.25%       0.20%
                         Fund
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                         Federated Capital    0.50%     None        None
                         Appreciation Fund
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Federated Index Trust    Federated Max-Cap    0.50%     None        None
                         Index Fund
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Federated Stock and                           0.50%     None        None
Bond Fund, Inc.
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Total Return Bond Fund   Federated Total      0.50%     None        None
                         Return Bond Fund
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Federated U.S.                                0.50%     None        None
Government Securities
Fund: 2-5 Years
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